Exhibit 10.5

AGREEMENT TO ASSIGN SPACE LEASE

This AGREEMENT TO ASSIGN SPACE LEASE (the “Agreement”) is made and entered into as of March   5     , 2022 (the “Signature Date”), between these two Delaware limited liability companies: (a) BROOKLYN IMMUNOTHERAPEUTICS LLC (“BITX”); and (b) REGENLAB USA LLC (“Regen”). Terms used in this Agreement may be defined after first usage. An index of defined terms appears on the last page. Certain rights and obligations under this Agreement, as stated in this Agreement, shall become effective only when certain conditions are satisfied and the Assignment Date has occurred.

1.	THE LEASE

Only if and when an Assignment Date occurs, BITX desires to assign to Regen, and Regen desires to assume, the Lease, as defined in (and modified by) the Second Amendment to Lease Agreement dated July 24, 2019 (the “Lease”), between BIOBAT, Inc., a Not-for-Profit 501(c)(3) corporation organized under the Laws of the State of New York (“Landlord”) and BITX relating to premises in Building A of the Brooklyn Army Terminal (the “Premises”). Terms used in this Agreement without definition have the same meanings as in the Lease. BITX represents and warrants that it has given Regen a true and complete unredacted copy of the Lease. Regen acknowledges it has received, reviewed, and approved that copy.

2.	INDEMNITY BY REGEN

After the Assignment Date, Regen shall indemnify and hold harmless BITX and its affiliates from and against any costs and liabilities (including those arising from the loss of life, personal injury, and property damage), including reasonable attorneys’ fees, directly or indirectly arising from any failure by Regen to perform any obligations under the Lease arising on or after the Assignment Date.

3.	INDEMNITY BY BITX

After the Assignment Date, BITX shall indemnify and hold harmless Regen and its affiliates from and against any costs and liabilities (including those arising from the loss of life, personal injury, and property damage), including reasonable attorneys’ fees, directly or indirectly arising from any failure by BITX to perform any obligation arising under the Lease before the Assignment Date.

4.	REPRESENTATIONS AND WARRANTIES BY BITX

This Agreement is made without representation or warranty by BITX, and without recourse to BITX, and Regen accepts the Premises as of the Assignment Date in the condition this Agreement requires, except as follows. BITX represents and warrants that, as of the Signature Date and as of the Assignment Date: (i) BITX has made all payments the Lease requires; (ii) all obligations of BITX under the Lease are current (including payment of rent and any escalations, pass-throughs, sundry charges, parking charges, security fees, and other sums, if any, payable under the Lease to date); (iii) the Lease is in full force and effect; (iv) the Lease as defined in this Agreement has not been modified, amended, waived, surrendered, cancelled, or otherwise impaired, orally or in writing; (v) BITX has not assigned or encumbered its interest in the Lease (except as this Agreement contemplates) or entered into any subleases; and (vi) BITX has given Regen true and correct copies of BITX’s rent bills and payment records for approximately the last 90 days. As of the Signature Date, BITX represents and warrants that: (a) to BITX’s knowledge, BITX has not received notice of any uncured default under the Lease; and (b) BITX has not given Landlord notice of any default by Landlord. BITX shall notify Regen if any statement in the previous sentence becomes false between the Signature Date and the Assignment Date. BITX represents and warrants that, as of the Signature Date and as of the Assignment Date, BITX has not entered into any service, operational, refuse removal, security, monitoring, parking, utility, or other contract benefitting the Premises except these, for which BITX will be solely responsible: (a) broadband service contract that will expire April 30; and (b) hazardous waste removal agreement that will expire on or before the Assignment Date.

5.	REPRESENTATIONS AND WARRANTIES BY BOTH PARTIES

BITX and Regen each (a “Warrantor”) represents and warrants to the other, subject to obtaining the Consent: (i) Warrantor has duly authorized, executed, and delivered this Agreement; (ii) this Agreement is Warrantor’s binding and enforceable obligation; (iii) Warrantor’s entering into and performing under this Agreement does not violate any agreement, law, or regulation by which Warrantor is bound; (iv) Warrantor has obtained all necessary consents, and made all governmental filings (if any), necessary for Warrantor to enter into this Agreement; and (v) Warrantor is a person with whom United States citizens may legally do business.

6.	TRANSITIONAL MATTERS

On or about the Assignment Date and before transferring possession of the Premises to Regen, BITX shall at its expense professionally clean the Premises. As of the Assignment Date, Regen accepts the present (as of the Signature Date) condition of the Premises and of all furniture, furnishings, and equipment within the Premises (the “FF&E”), subject only to ordinary wear and tear from the Signature Date to the Assignment Date and the professional cleaning required by the previous sentence. As of the Assignment Date: (i) BITX disclaims any interest in the FF&E; and (ii) Regen may at its option dispose of any FF&E at its cost as it sees fit. As of the Assignment Date, BITX shall give Regen all keys, keycards, access codes, key fobs, and similar access mechanisms for the Premises in BITX’s possession, all suitably labelled and described (the “Access Mechanisms”). Regen shall simultaneously acknowledge receipt of the Access Mechanisms. At and after the Assignment Date, BITX shall coordinate and cooperate with Landlord and Regen to give Regen possession and access to the Premises. After the Assignment Date, Regen may arrange with Landlord to reset any access codes or security devices for the Premises, all at Regen’s expense. BITX shall cooperate as necessary. The parties shall promptly cooperate to take all other actions, and promptly deliver all other documents, necessary or appropriate to effectuate their intentions as expressed in this Agreement. On the Assignment Date, Regen shall deliver to Landlord, with copies to BITX, all insurance-related documents the Lease requires, and the parties acknowledge that BITX may terminate its insurance at this location.

7.	FINANCIAL MATTERS

As of the Assignment Date, the parties shall cooperate to prorate monetary obligations under the Lease on a daily basis. To the extent that Landlord bills either party for any additional charges due under the Lease for periods before the Assignment Date, BITX shall promptly pay those bills. On the Assignment Date, Regen shall pay BITX: (a) $50,000 to partly reimburse BITX’s unamortized cost of the FF&E; (b) $50,000 to partly reimburse BITX’s unamortized cost of its fixturization of the Premises, including clean room buildout; and (c) $63,220 to reimburse BITX for the existing security deposit under the Lease (the “Security Deposit”).

8.	ASSIGNMENT DATE

The assignment of the Lease and all rights and obligations of BITX and Regen under this Agreement arising upon or after the Assignment Date shall not take effect unless and until all these conditions have been met (the “Assignment Date”): (i) Landlord has consented to this Agreement in writing in form and substance satisfactory to Landlord, BITX, and Regen, which consent may include a form of Lease assignment; (ii) both BITX and Regen have countersigned that consent to confirm they agree to its terms (the “Consent”); (iii) BITX has cured any monetary and nonmonetary defaults under the Lease and made all payments then due under the Lease; (iv) BITX has delivered, and Regen has acknowledged receipt of, the Access Mechanisms; (v) the parties have made all payments this Agreement requires to be made on or before the Assignment Date; and (vi) BITX has professionally cleaned the Premises. On the Assignment Date, the parties shall execute and exchange an assignment of the Lease in the form the Consent or Landlord requires.

9.	LANDLORD CONSENT

The parties shall diligently and reasonably cooperate to achieve the Consent. If the Consent has not been fully signed by all parties and delivered by the date 21 days after the Signature Date, then either party may terminate this Agreement.

10.	MISCELLANEOUS

The parties waive jury trial in any dispute arising from this Agreement. BITX and Regen shall each pay any taxes on this Agreement (or the transactions it contemplates) for which it has primary liability by law. The parties shall promptly cooperate on all tax filings.

No Further Text on This Page.

SIGNATURE PAGE FOR AGREEMENT TO ASSIGN SPACE LEASE

IN WITNESS WHEREOF, BITX and Regen have executed this Agreement as of the Signature Date but effective only as of the Assignment Date.

REGENLAB USA LLC	BROOKLYN IMMUNOTHERAPEUTICS LLC

By:	/s/ Antoine Turzi	By:	/s/ Howard Federoff
Its:	Antoine Turzi, CEO	Its:	Howard Federoff, CEO

INDEX OF DEFINED TERMS

Access Mechanisms	2	Lease	1
Agreement	1	Premises	1
Assignment Date	3	Regen	1
BITX	1	Security Deposit	3
Consent	3	Signature Date	1
FF&E	2	Warrantor	2
Landlord	1